                                                        EX-99.B(j)wraconsnt

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective
Amendment No. 130 to Registration Statement No. 2-21867 on Form N-1A of
Waddell & Reed Advisors Funds, Inc. of our reports dated August 9, 2002 (on
Waddell & Reed Advisors Accumulative Fund, Waddell & Reed Advisors Core
Investment Fund, and Waddell & Reed Advisors Science and Technology Fund --
three of the portfolios comprising Waddell & Reed Advisors Funds, Inc.) and
November 2, 2001 (on Waddell & Reed Advisors Bond Fund -- one of the
portfolios comprising Waddell & Reed Advisors Funds, Inc.) appearing in the
Annual Reports to Shareholders for the fiscal years ended June 30, 2002 and
September 30, 2001, respectively, and of our report dated May 10, 2002 (on
Waddell & Reed Advisors Bond Fund -- one of the portfolios comprising
Waddell & Reed Advisors Funds, Inc.) appearing in the Semiannual Report to
Shareholders for the six-month period ended March 31, 2002, in the
Statement of Additional Information, which is part of such Registration
Statement, and to the reference to us under the caption "Custodial and
Auditing Services" in such Statement of Additional Information. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP
---------------------------------
Deloitte & Touche LLP
Kansas City, Missouri
October 10, 2002